UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2021

 PHYSICIANS REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland		001-36007	46-2519850
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

309 N. Water Street, Suite 500		53202
Milwaukee,	Wisconsin
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DOC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2021, Physicians Realty L.P. (the “Operating Partnership”), the operating partnership of Physicians Realty Trust (the “Trust”), issued $500.0 million in aggregate principal amount of its 2.625% Senior Notes due 2031 (the “Notes”) in a public offering (the “Offering”) through underwriters for whom J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc. and PNC Capital Markets LLC acted as representatives (the “Representatives”) pursuant to an underwriting agreement, dated October 7, 2021 (the “Underwriting Agreement”), among the Operating Partnership, the Trust and the Representatives. The Underwriting Agreement contains customary representations, warranties and agreements by the Operating Partnership and the Trust, customary conditions to closing, indemnification obligations of the Operating Partnership, the Trust and the underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report.
The Notes were registered under the Securities Act on the Trust’s and the Operating Partnership’s automatic shelf registration statement on Form S-3ASR (File No. 333-236725), filed with the Securities and Exchange Commission on February 27, 2020. The Notes were issued pursuant to a senior indenture, dated as of March 7, 2017 (the “Base Indenture”), among the Operating Partnership, as issuer, the Trust, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a third supplemental indenture, dated as of October 13, 2021 (the “Third Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Operating Partnership, the Trust and the Trustee. The Indenture contains certain restrictive covenants which are subject to a number of exceptions and qualifications.
A copy of the Third Supplemental Indenture and the form of the Notes and guarantee of the Notes by the Trust, the terms of which are incorporated herein by reference, are attached as Exhibits 4.1 and 4.2, respectively, to this report. See Item 2.03 below for additional information.
The net proceeds of the Offering were approximately $495.1 million, after deducting the underwriting discount and estimated offering expenses of the Trust and the Operating Partnership. The Operating Partnership intends to use the net proceeds of the Offering (i) to repay outstanding indebtedness, including indebtedness under its credit agreement and indebtedness on certain properties in the Landmark portfolio, and (ii) for general corporate purposes, including, without limitation, working capital and investment in real estate.
The foregoing description of the Underwriting Agreement, the Third Supplemental Indenture and the Notes and guarantee of the Notes by the Trust is qualified in its entirety by reference to the Underwriting Agreement, the Third Supplemental Indenture and the form of the Notes and guarantee of the Notes by the Trust, attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 13, 2021, the Operating Partnership issued $500.0 million in aggregate principal amount of the Notes. The Operating Partnership offered the Notes at 99.789% of the principal amount thereof. The Notes are the senior unsecured indebtedness of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s existing and future senior unsecured indebtedness. As a result, the Notes will be effectively subordinated in right of payment to all of the Operating Partnership’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness), and all mortgages, preferred equity and indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries. The Notes bear interest at 2.625% per annum. Interest is payable on May 1 and November 1 of each year, commencing May 1, 2022, until the maturity date of November 1, 2031. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Trust. Copies of the Third Supplemental Indenture and the form of the Notes and guarantee of the Notes by the Trust, the terms of which are incorporated herein by reference, are attached as Exhibits 4.1 and 4.2, respectively, to this report.
The Notes will be redeemable at the Operating Partnership’s option and in its sole discretion, at any time or from time to time prior to August 1, 2031, in whole or in part, at a redemption price equal to the greater of:
•100% of the principal amount of the Notes to be redeemed; or
•the sum of the present values of the remaining scheduled payments of principal of, and interest on the Notes to be redeemed that would be due if the Notes matured on August 1, 2031 (three months prior to the stated maturity date of the Notes), exclusive of unpaid interest, if any, accrued to, but not including, the redemption date, discounted to such redemption date on a semi-annual basis (assuming a 360‑day year consisting of twelve 30-day months) at the treasury rate (determined in accordance with the Indenture) plus 20 basis points, plus, in each case unpaid interest, if any, accrued to, but not including, such redemption date.
Notwithstanding the foregoing, if the Notes are redeemed on or after August 1, 2031, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus unpaid interest, if any, accrued to, but not including, the related redemption date.
The Notes are subject to customary events of default, which may result in the accelerated maturity of the Notes.
Item 9.01. Financial Statement and Exhibits.

(d)  Exhibits.

1.1
Underwriting Agreement, dated October 7, 2021, among Physicians Realty L.P. and Physicians Realty Trust, and J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc. and PNC Capital Markets LLC, as representatives of several underwriters named therein.

4.1	Third Supplemental Indenture, dated as of October 13, 2021, among Physicians Realty L.P., Physicians Realty Trust and U.S. Bank National Association, as trustee.
4.2	Form of 2.625% Senior Note due 2031 and the guarantee thereof (included in Exhibit 4.1).
5.1	Opinion of Baker & McKenzie LLP.
5.2	Opinion of Venable LLP.
8.1	Opinion of Baker & McKenzie LLP with respect to tax matters.
23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1 and Exhibit 8.1).
23.2	Consent of Venable LLP (included in Exhibit 5.2).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 13, 2021		PHYSICIANS REALTY TRUST

		By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement, dated October 7, 2021, among Physicians Realty L.P. and Physicians Realty Trust, and J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc. and PNC Capital Markets LLC, as representatives of several underwriters named therein.

4.1	Third Supplemental Indenture, dated as of October 13, 2021, among Physicians Realty L.P., Physicians Realty Trust and U.S. Bank National Association, as trustee.
4.2	Form of 2.625% Senior Note due 2031 and the guarantee thereof (included in Exhibit 4.1).
5.1	Opinion of Baker & McKenzie LLP.
5.2	Opinion of Venable LLP.
8.1	Opinion of Baker & McKenzie LLP with respect to tax matters.
23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1 and Exhibit 8.1).
23.2	Consent of Venable LLP (included in Exhibit 5.2).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).